UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2026

Rani Therapeutics Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40672	86-3114789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47709 Fremont Blvd
Fremont, California		94538
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 457-3700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RANI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on May 11, 2026, Rani Therapeutics Holdings, Inc. (the “Company”) received a letter from the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, based upon the closing bid price of the Company’s Class A common stock for the preceding 30 consecutive business days, the Company was not in compliance with Nasdaq Listing Rule 5450(a)(1), which requires listed securities to maintain a minimum closing bid price of $1.00 per share (the “Minimum Bid Price Requirement”). The Company was initially provided 180 calendar days, or until November 9, 2026, to regain compliance with the Minimum Bid Price Requirement.

On November 10, 2026, the Company received written notice from Nasdaq notifying the Company that it had approved the Company’s application to transfer the listing of its Class A common stock from The Nasdaq Global Market to The Nasdaq Capital Market and had granted the Company an additional 180 calendar days, or until May 10, 2027, to regain compliance with the Minimum Bid Price Requirement. The transfer to The Nasdaq Capital Market was effective at the opening of business on November 12, 2026. The Company’s Class A common stock will continue to trade under the symbol “RANI.”

According to the notice, the Company was eligible for the additional compliance period because it met the applicable market value of publicly held shares requirement for continued listing and all other applicable requirements for initial listing on The Nasdaq Capital Market, other than the Minimum Bid Price Requirement, and provided written notice of its intention to cure the deficiency, including by effecting a reverse stock split, if necessary.

To regain compliance with the Minimum Bid Price Requirement, the closing bid price of the Company’s Class A common stock must be at least $1.00 per share for a minimum of 10 consecutive business days at any time during the additional 180-day compliance period. Nasdaq may, in its discretion, require the Company to maintain a closing bid price of at least $1.00 per share for a longer period, generally not exceeding 20 consecutive business days, before determining that the Company has regained compliance. If the Company regains compliance with the Minimum Bid Price Requirement, Nasdaq will provide the Company with written confirmation of compliance and will close the matter.

The Company intends to actively monitor the closing bid price of its Class A common stock and will evaluate available options to regain compliance with the Minimum Bid Price Requirement. There can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement during the additional compliance period or otherwise maintain compliance with the other continued listing requirements of The Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rani Therapeutics Holdings, Inc.

Date:	November 12, 2026	By:	/s/ Nicholas M. Maestas
Nicholas M. Maestas Chief Financial Officer